AMB PROPERTY CORPORATION®

SUPPLEMENTAL ANALYST PACKAGE

2009 First Quarter Earnings

Conference Call 4/28/2009

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

AMB Property Corporation® is a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2009, AMB owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 159.0 million square feet (14.8 million square meters) in 48 markets within 14 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management distributions and fees, acquisition and development fees as well as incentive distributions.

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.
(2)	Includes development properties available for sale or contribution.
(3)	Includes investments held through unconsolidated joint ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	For the Quarters Ended March 31,
	2009	2008		% Change
Revenues	$165,529	$171,858		(3.7%)
Adjusted EBITDA(1)	135,352	109,543		23.6%
Net (loss) income available to common stockholders	(122,350)	38,980		(413.9%)
FFO(1)	(102,186)	67,850		(250.6%)
FFO, excluding impairment charges(2)	79,402	67,850	(4)	17.0	%(4)
Per diluted share and unit
EPS	$(1.24)	$0.39		(417.9%)
FFO(1)	(1.00)	0.65		(253.8%)
FFO, excluding impairment charges(2)	0.77	0.65	(4)	18.5	%(4)
Dividends per common share	0.28	0.52		(46.2%)

Financial
	-	Completed common equity offering of approximately 47.4 million shares, generating net proceeds of $553 million
	-	Completed $751 million of debt extensions and repayments
	-	Reduced AMB’s share of debt by approximately $787 million
	-	Approximately $1.5 billion in capacity; consisting of $263 million of consolidated cash and cash equivalents and $1.2 billion of availability on our lines of credit
	-	Recognized non-cash impairment charges of approximately $182 million or $1.77 FFO(1) per share, including $119 million, $56 million and $7 million for development assets, land and operating assets, respectively

Operations(3)	-	1.1% cash basis same store NOI decline(1) in the first quarter
	-	93.1% average occupancy; 92.2% occupancy at the end of the first quarter
	-	2.2% trailing four quarter rent changes on renewals and rollover; (0.3)% in the first quarter
	-	Leased more than 6.6 msf, representing 1.0 msf of development assets and 5.6 msf of operating properties

Capital Deployment(3)	-	Completed approximately $304 million in contributions and sales, with gains of approximately $52 million
	-	Commenced approximately $29 million in previously committed development

Private Capital	-	Added approximately $185 million in properties to AMB Japan Fund I, L.P.
	-	Completed final investment for AMB Japan Fund I, L.P. and repaid balance of subscription line

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	See page 5 for a reconciliation to derive FFO, excluding impairment charges.
(3)	Owned and managed portfolio.
(4)	There were no impairment charges for the quarter ended March 31, 2008.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations(1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Funds From Operations(1)(2)
(per diluted common share and unit)

Estimated FFO by Business(1)(5)
(per diluted common share and unit)

	For the Years Ended December 31,		For the Quarter Ended
	2007	2008	March 31, 2009
Real estate operations, net of unallocated overhead	$1.60	$1.52	$0.33
Overhead reallocation	0.45	0.49	0.10

Real estate operations FFO	$2.05	$2.01	$0.43
% of reported FFO	58.4%	68.8%	55.8%
Development Gains	1.61	0.73	0.32
Overhead allocation	(0.32)	(0.34)	(0.06)

Development FFO	$1.29	$0.39	$0.26
% of reported FFO	36.8%	13.4%	33.8%
Private Capital Revenues	0.30	0.67	0.13
Overhead allocation	(0.13)	(0.15)	(0.05)

Private Capital FFO	$0.17	$0.52	$0.08
% of reported FFO	4.8%	17.8%	10.4%

Total FFO	$3.51	$2.92	$0.77

Development Gains(1)(4)
(per diluted common share and unit)

Private Capital Revenue
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For a reconciliation of FFO from net income for the years ended December 31, 2008, 2007, 2006, 2005, and 2004, refer to our annual report on Form 10-K for the year ended December 31, 2008.
(3)	FFO per share, excluding impairment charges is $0.77 and $2.92 year to date for 2009 and 2008, respectively. See page 5 for a reconciliation to derive FFO, excluding impairment charges.
(4)	Excludes co-investment venture partners’ share of development gains.
(5)	Estimated FFO by Business for 2009 and 2008 represents FFO, excluding impairment charges. See page 5 for a reconciliation to derive FFO, excluding impairment charges.
(6)	Management revenues consist of asset management distributions or fees, acquisition fees for third party acquisitions and priority distributions, as well as market compensation for development and other services.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	For the Quarters Ended March 31,
	2009	2008
Revenues
Rental revenues	$153,834	$161,935
Private capital revenues	11,695	9,923

Total revenues	165,529	171,858

Costs and expenses
Property operating costs	(49,568)	(44,994)
Depreciation and amortization	(42,101)	(40,969)
General and administrative	(31,249)	(35,126)
Fund costs	(261)	(222)
Real estate impairment losses	(165,979)	—
Other expenses(2)	662	92

Total costs and expenses	(288,496)	(121,219)

Other income and expenses
Development profits, net of taxes	33,286	17,820
Gains from sale or contribution of real estate interests, net	—	19,967
Equity in earnings of unconsolidated joint ventures, net	(34)	2,928
Other (expenses) income(2)	(7,065)	4,415
Interest expense, including amortization	(32,521)	(29,957)

Total other income and expenses, net	(6,334)	15,173

(Loss) income from continuing operations	(129,301)	65,812

Discontinued operations
(Loss) income attributable to discontinued operations	(12,669)	2,205
Gains from sale of real estate interests, net of taxes	18,946	1,718

Total discontinued operations	6,277	3,923

Net (loss) income	(123,024)	69,735
Noncontrolling interests’ share of net loss (income)
Joint venture partners’ share of net loss (income)	1,846	(19,263)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(1,108)	(4,741)
Preferred unitholders	(1,432)	(1,432)
Limited partnership unitholders	5,320	(1,367)

Total noncontrolling interests’ share of net loss (income)	4,626	(26,803)

Net (loss) income after noncontrolling interests	(118,398)	42,932
Preferred stock dividends	(3,952)	(3,952)

Net (loss) income available to common stockholders	$(122,350)	$38,980

Net (loss) income per common share (diluted)(3)	$(1.24)	$0.39

Weighted average common shares (diluted)	98,916	99,668

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.
(2)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.
(3)	Net (loss) income per common share (diluted) is calculated using the diluted two-class method. For 2008, 895,446 shares of unvested restricted stock outstanding are also included in the weighted average common shares amount.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands, except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	For the Quarters Ended March 31,
	2009	2008
Net (loss) income available to common stockholders	$(122,350)	$38,980
Gains from sale or contribution of real estate interests, net of taxes	(18,946)	(21,685)
Depreciation and amortization
Total depreciation and amortization	42,101	40,969
Discontinued operations’ depreciation	1,358	704
Non-real estate depreciation	(2,137)	(1,634)
Adjustments to derive FFO from consolidated joint ventures
Joint venture partners’ noncontrolling interests (Net (loss) income)	(1,846)	19,263
Limited partnership unitholders’ noncontrolling interests (Net (loss) income)	(5,320)	1,367
Limited partnership unitholders’ noncontrolling interests (Development profits)	1,108	528
FFO attributable to noncontrolling interests	(3,712)	(16,576)
Adjustments to derive FFO from unconsolidated joint ventures
AMB’s share of net loss (income)	34	(2,928)
AMB’s share of FFO	7,524	8,862

Funds from operations	$(102,186)	$67,850

FFO per common share and unit (diluted)	$(1.00)	$0.65

Weighted average common shares and units (diluted)	102,353	103,646

Adjustments for impairment charges
Real estate impairment losses	$165,979	$—
Discontinued operations’ real estate impairment losses	15,874	—
AMB’s share of real estate impairment losses from unconsolidated joint ventures	4,611	—
Joint venture partners’ noncontrolling interest share of real estate impairment losses	(4,876)	—

AMB’s share of total impairment charges(1)	181,588	—

Funds from operations, excluding impairment charges	$79,402	$67,850

FFO, excluding impairment charges per common share and unit (diluted)(2)	$0.77	$0.65

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	FFO, excluding impairment charges per common share and unit (diluted) is calculated using the diluted two-class method. 920,281 and 895,446 shares of unvested restricted stock outstanding are included in the weighted average common shares and units (diluted) amount at March 31, 2009 and 2008, respectively.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	As of
	March 31, 2009	December 31, 2008
Assets
Investments in real estate
Total investments in properties	$5,949,909	$6,603,856
Accumulated depreciation and amortization	(986,541)	(970,737)

Net investments in properties	4,963,368	5,633,119
Investments in unconsolidated joint ventures	432,503	431,322
Properties held for sale or contribution, net	881,431	609,023

Net investments in real estate	6,277,302	6,673,464
Cash and cash equivalents and restricted cash	282,298	251,231
Accounts receivable, net	145,266	160,528
Other assets	208,069	216,425

Total assets	$6,912,935	$7,301,648

Liabilities, stockholders’ equity and noncontrolling interests
Secured debt	$1,405,188	$1,522,571
Unsecured senior debt	1,054,250	1,153,926
Unsecured credit facilities	380,663	920,850
Other debt	392,613	392,838
Accounts payable and other liabilities	374,908	345,259

Total liabilities	3,607,622	4,335,444
Stockholders’ equity and noncontrolling interests
Stockholders’ equity
Common equity	2,661,648	2,291,695
Preferred equity	223,412	223,412

Total stockholders’ equity	2,885,060	2,515,107
Noncontrolling interests
Joint venture partners	280,033	293,367
Preferred unitholders	77,561	77,561
Limited partnership unitholders	62,659	80,169

Total noncontrolling interests	420,253	451,097

Total stockholders’ equity and noncontrolling interests	3,305,313	2,966,204

Total liabilities, stockholders’ equity and noncontrolling interests	$6,912,935	$7,301,648

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	For the Quarters Ended
	March 31,
	2009	2008
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$7,255	$6,807
AMB’s share of straight-line rents and amortization of lease intangibles	$3,938	$3,515
Gross lease termination fees	$2,279	$314
Net lease termination fees(3)	$1,726	$159
AMB’s share of net lease termination fees	$724	$155

Recurring capital expenditures:
Tenant improvements	$2,229	$3,264
Lease commissions and other lease costs	5,030	6,863
Building improvements	4,996	5,051

Sub-total	12,255	15,178
Co-investment venture partners’ share of capital expenditures	(3,565)	(4,452)

AMB’s share of recurring capital expenditures	$8,690	$10,726

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$3,392	$3,332
AMB’s share of straight-line rents and amortization of lease intangibles	$3,181	$2,898
Gross lease termination fees	$869	$308
Net lease termination fees(3)	$527	$154
AMB’s share of net lease termination fees	$475	$154

Recurring capital expenditures:
Tenant improvements	$1,306	$2,900
Lease commissions and other lease costs	3,886	5,634
Building improvements	4,077	4,379

Sub-total	9,269	12,913
Co-investment venture partners’ share of capital expenditures	(1,231)	(2,603)

AMB’s share of recurring capital expenditures	$8,038	$10,310

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Same Store Cash-basis NOI Growth Without Lease Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)(3)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

Year	Square Feet	ABR
2009	15,886,428	$ 102,526
2010	18,278,350	126,760
2011	23,521,633	164,426
2012	16,330,047	126,938
2013	13,974,282	100,339

20.0%
10.0%
0.0%
11.7%
14.4%
18.7%
14.4%
11.4%
9.8%
5.1%
2.5%
3.0%
9.0%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018+

Top Customers

		Square
		Feet	ABR	% of ABR

1	Deutsche Post World Net (DHL)	3,989,408	$32,990	3.9%
2	United States Government	1,395,896	20,921	2.5%
3	FedEx Corporation	1,469,895	15,099	1.8%
4	Nippon Express	1,029,415	11,853	1.4%
5	Sagawa Express	728,791	11,199	1.3%
6	BAX Global/Schenker/Deutsche Bahn	1,044,503	9,800	1.2%
7	Panalpina	1,316,351	8,746	1.0%
8	La Poste	902,391	8,150	1.0%
9	Caterpillar Logistics Services	543,039	7,308	0.9%
10	Kuehne + Nagel	831,978	6,547	0.8%

	Subtotal	13,251,667	$132,613	15.8%

	Top 11-20 Customers	7,234,948	49,871	5.7%

	Total	20,486,615	$182,484	21.5%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008

Square feet	133,136,434	131,508,119	116,813,431	100,912,256
Percentage of owned & managed square feet			88.1%	76.7%

Occupancy
Occupancy percentage at period end(2)	92.2%	95.1%	92.9%	94.8%
Occupancy percentage at period end (prior year)	94.8%	96.0%	94.9%	96.2%

Average occupancy percentage(2)	93.1%	94.9%	93.5%	94.6%
Average occupancy percentage (prior year)	94.9%	95.5%	95.0%	95.6%

Weighted average lease terms (years)
Original	6.3	6.2	6.2	5.8
Remaining	3.5	3.4	3.2	2.8

Trailing four quarters statistics
Tenant retention(2)	67.4%	71.5%	70.0%	71.7%

Rent change on renewals and rollovers(2)
Percentage	2.2%	3.1%	1.5%	2.7%
Same space square footage commencing (millions)	17.1	18.4	16.9	17.3

Second generation TIs and LCs per square foot(2)
Retained	$1.37	$1.43
Re-tenanted	$3.10	$3.23
Weighted average	$1.94	$2.02
Second generation square footage commencing (millions)	21.4	22.0

Gross operating margin(2)	73.0%	73.5%	73.0%	72.7%

			Same Store Pool(2)
			Quarter Ended
Cash Basis NOI percent change(2)			March 31, 2009

Increase in revenues excluding lease termination fees(3)			1.6%
Increases in expenses(3)			9.1%
NOI excluding lease termination fees(2)(3)			(1.1%)
NOI including lease termination fees(2)(3)			(0.2%)

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended March 31, 2009, on a consolidated basis, the percent change was 2.1%, 9.8%, (0.9)% and (0.6)%, respectively, for increase in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB’s Share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as of	Acquired		Operations		Disposed		as of	Feet as of	Feet as of	Ave rage	psf as of	Lease	Renewals and
	12/31/2008	Square Feet		Square Feet(1)		Square Feet		3/31/2009	3/31/2009	3/31/2009	Occupancy	3/31/2009	Termination Fees(2)	Rollovers(2)

Southern California	20,135,479	—		—		(549,103)		19,586,376	14.7%	53.9%	93.3%	$6.54	2.0%	4.1%
Chicago	13,395,861	—		—		(248,805)		13,147,056	9.9%	52.7%	92.5%	5.42	(2.2%)	(0.4%)
No. New Jersey/New York	11,351,674	—		334,952		—		11,686,626	8.8%	49.5%	94.7%	7.46	(9.2%)	3.0%
San Francisco Bay Area	10,908,232	—		657,600		—		11,565,832	8.7%	72.9%	91.8%	6.62	2.0%	9.3%
Seattle	8,645,277	—		—		—		8,645,277	6.5%	47.1%	98.0%	5.32	5.1%	11.0%
South Florida	6,279,591	—		192,806		—		6,472,397	4.9%	71.0%	94.4%	7.50	(8.4%)	3.1%
U.S. On-Tarmac	2,630,724	—		—		—		2,630,724	2.0%	92.7%	90.1%	19.10	(5.2%)	(2.4%)
Other U.S. Markets	28,690,611	—		253,701		(195,754)		28,748,558	21.5%	63.2%	90.0%	5.70	(2.7%)	(0.2%)

U.S. Subtotal/WtdAvg	102,037,449	—		1,439,059		(993,662)		102,482,846	77.0%	59.5%	92.6%	$6.56	(2.0%)	3.0%

Canada	2,441,076	—		1,122,983		—		3,564,059	2.6%	100.0%	91.4%	$4.51	29.2%	2.6%

Mexico City	3,590,942	—		—		—		3,590,942	2.7%	47.4%	92.1%	5.93	(9.8%)	(1.5%)
Guadalajara	2,890,526	—		—		—		2,890,526	2.2%	21.6%	98.0%	4.75	3.0%	(6.3%)
Other Mexico Markets	419,845	—		—		—		419,845	0.3%	26.8%	100.0%	5.16	(2.6%)	n/a

Mexico Subtotal / Wtd Avg	6,901,313	—		—		—		6,901,313	5.2%	35.4%	95.1%	$5.36	(3.7%)	(5.4%)

The Americas Total / Wtd Avg	111,379,838	—		2,562,042		(993,662)		112,948,218	84.8%	59.3%	92.7%	$6.42	(2.0%)	2.8%

France	3,432,527	—		75,659		—		3,508,186	2.6%	22.1%	95.9%	$8.43	(2.1%)	(13.8%)
Germany	3,191,670	—		—		—		3,191,670	2.4%	30.2%	96.4%	8.33	(15.1%)	0.8%
Benelux	2,835,213	—		(4,478)		—		2,830,735	2.1%	20.6%	99.4%	9.68	(12.3%)	n/a
Other Europe Markets	343,077	—		—		—		343,077	0.3%	61.9%	100.0%	13.21	n/a	n/a

Europe Subtotal / Wtd Avg	9,802,487	—		71,181		—		9,873,668	7.4%	25.7%	97.2%	$8.93	(6.7%)	(7.1%)

Tokyo	5,263,053	—		—		—		5,263,053	4.0%	20.0%	93.6%	$13.87	11.4%	(2.9%)
Osaka	2,000,037	—		—		—		2,000,037	1.5%	20.0%	93.6%	10.86	25.1%	0.4%
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	7,263,090	—		—		—		7,263,090	5.5%	20.0%	93.6%	$13.03	13.1%	(1.9%)

China	1,908,646	—		(11,246)		—		1,897,400	1.4%	100.0%	89.1%	$4.64	10.4%	11.1%
Singapore	935,926	—		—		—		935,926	0.7%	100.0%	98.8%	8.84	1.1%	3.9%
Other Asia Markets	218,132	—		—		—		218,132	0.2%	100.0%	100.0%	6.12	0.0%	n/a

Asia Total /Wtd Avg	10,325,794	—		(11,246)		—		10,314,548	7.8%	43.7%	93.4%	$10.96	4.5%	(0.7%)

Owned and Managed Total /Wtd Avg(2)	131,508,119	—		2,621,977		(993,662)		133,136,434	100.0%	55.6%	93.1%	$6.97	(1.1%)	2.2%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659		54.3%	90.0%	5.37

Total Operating Portfolio	139,003,778	—		2,621,977		(993,662)		140,632,093		55.5%	92.9%	$6.89

Development
Pipeline	16,437,557	464,139	(5)	(2,145,805	)(6)	(2,962,717	)(7)	11,793,174		94.4%
Available for Sale or Contribution(4)	4,553,798	2,239,765	(5)	(161,471	)(6)	(33,700	)(7)	6,598,392		84.1%

Development Subtotal	20,991,355	2,703,904		(2,307,276)		(2,996,417)		18,391,566		90.7%

Total Global Portfolio	159,995,133	2,703,904		314,701		(3,990,079)		159,023,659		59.6%

(1)	Represents assets placed in operations from development and may include positive/(negative) remeasurements of square footage as operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes operating properties held through AMB’s investments in unconsolidated joint ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.
(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.
(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.
(6)	For development pipeline, represents square footage of completed development projects placed in operations. For available for sale or contribution, represents projects placed in operations.
(7)	For development pipeline, represents square footage of completed development projects placed in available for sale or contribution. For available for sale or contribution, represents projects disposed.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Development Pipeline by Region as of March 31, 2009(1)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures. Estimated total investment is before the impact of real estate impairment losses.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	For the Quarter Ended March 31, 2009
	Estimated	Estimated	% of Total
	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Investment(2)

The Americas
United States	—	$—	0.0%
Other Americas	189,337	12,116	41.4%

The Americas Total	189,337	$12,116	41.4%

Europe
France	274,802	$17,118	58.6%
Germany	—	—	0.0%
Benelux	—	—	0.0%
Other Europe	—	—	0.0%

Europe Total	274,802	$17,118	58.6%
Asia
Japan	—	$—	0.0%
China	—	—	0.0%
Other Asia	—	—	0.0%

Asia Total	—	$—	0.0%

Total Development Starts	464,139	$29,234	100.0%

AMB’s Weighted Average Ownership Percentage		100.0%
Weighted Average Estimated Yield(2)		9.0%

	For the Quarter Ended March 31, 2009
	Estimated	Estimated
	Square Feet at	Total
	Stabilization(2)	Investment(2)

Total Acquisitions	—	$—
Total Development Starts	464,139	29,234

Total Capital Deployment	464,139	$29,234

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	For the Quarter Ended March 31, 2009
	Operating Property	Development Property

AMB’s Ownership Contributed and Disposed	95.6%	79.1%
Contribution Value and Disposition Price	$61,754	$242,667
Weighted Average Stabilized Cap Rate(2)(3)	9.1%	5.7%
Development Margin(3)	N/A	20.6%

Square Footage or Acreage Contributed or Sold

	For the Quarter Ended March 31, 2009
	Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(4)

The Americas
United States	832,171	583,191	5
Other Americas	—	—	—

The Americas Total	832,171	583,191	5
Europe
France	—	—	—
Germany	—	—	—
Benelux	—	—	—
Other Europe	—	—	—

Europe Total	—	—	—
Asia
Japan	—	981,162	—
China	—	—	—
Other Asia	—	—	—

Asia Total	—	981,162	—

Total	832,171	1,564,353	5

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value-added conversions, development for sale, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Represents acreage for land sales and value-added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	2009 Expected Stabilizations		2010 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	2,040,849	$219,584	395,011	$41,682	2,435,860	$261,266	26.6%
Other Americas	1,912,132	117,435	1,366,938	81,154	3,279,070	198,589	20.2%

The Americas Total	3,952,981	$337,019	1,761,949	$122,836	5,714,930	$459,855	46.8%
Europe
France	—	$—	973,832	$72,358	973,832	$72,358	7.3%
Germany	—	—	413,958	46,079	413,958	46,079	4.7%
Benelux	504,719	46,197	453,515	52,749	958,234	98,946	10.1%
Other Europe	436,916	36,717	—	—	436,916	36,717	3.7%

Europe Total	941,635	$82,914	1,841,305	$171,186	2,782,940	$254,100	25.8%
Asia
Japan	685,757	$112,175	417,833	$50,585	1,103,590	$162,760	16.5%
China	598,484	29,345	1,593,230	77,521	2,191,714	106,866	10.9%
Other Asia	—	—	—	—	—	—	0.0%

Asia Total	1,284,241	$141,520	2,011,063	$128,106	3,295,304	$269,626	27.4%

Total	6,178,857	$561,453	5,614,317	$422,128	11,793,174	$983,581	100.0%

Cumulative real estate impairment losses						(71,095)

Estimated total investment, net of cumulative real estate impairment losses						$912,486

Number of Projects		27		16		43
Funded-to-Date(4)		$515,328		$309,019		$824,347
AMB’s Weighted Average Ownership Percentage		94.0%		94.1%		94.0%
AMB’s Share of Amounts Invested to Date(2)(4)		$484,036		$287,096		$771,132
AMB’s Share of Amounts Invested to Date Percentage(2)(4)(5)(6)		91.8%		72.3%		83.4%
AMB’s Share of Remainder to Invest(2)(4)(6)		$43,467		$110,196		$153,663
Weighted Average Estimated Yield(2)(6)		7.6%		7.1%		7.4%
Percent Pre-Leased(2)		48.5%		11.0%		30.6%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Amounts include capitalized interest as applicable.
(5)	Calculated as AMB’s share of amounts funded to date to AMB’s share of estimated total investment.
(6)	Calculated using estimated total investment before the impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	Development Completions(2)		Available for Sale or Contribution as of March 31, 2009
	For the Quarter Ended		Development		Operating
	March 31, 2009		Properties		Properties		Total
		Total		Total		Total		Total
	Square Feet	Investment(3)	Square Feet	Investment(3)(4)	Square Feet	Investment(3)	Square Feet	Investment(3)(4)

The Americas
United States	3,334,475	$201,149	2,402,988	$126,856	1,235,188	$100,948	3,638,176	$227,804
Other Americas	1,527,531	99,154	404,548	26,343	2,607,850	170,530	3,012,398	196,873

The Americas Total	4,862,006	$300,303	2,807,536	$153,199	3,843,038	$271,478	6,650,574	$424,677

Europe
France	101,461	$14,314	315,771	$26,805	67,274	$13,157	383,045	$39,962
Germany	—	—	139,608	17,871	—	—	139,608	17,871
Benelux	96,520	16,830	207,232	32,433	—	—	207,232	32,433
Other Europe	—	—	585,971	67,255	178,262	27,459	764,233	94,714

Europe Total	197,981	$31,144	1,248,582	$144,364	245,536	$40,616	1,494,118	$184,980

Asia
Japan	—	$—	2,148,194	$357,169	—	$—	2,148,194	$357,169
China	—	—	—	—	1,897,400	59,763	1,897,400	59,763
Other Asia	—	—	394,080	21,738	218,132	17,993	612,212	39,731

Asia Total	—		$2,542,274	$378,907	2,115,532	$77,756	4,657,806	$456,663

Total	5,059,987	$331,447	6,598,392	$676,470	6,204,106	$389,850	12,802,498	$1,066,320

				Cumulative real estate impairment losses				(121,332)

		Total investment, net of cumulative real estate impairment losses						$944,988

AMB’s Weighted Average Ownership Percentage		88.0%		92.1%		100.0%
Weighted Average Estimated Yield(2)(5)		7.2%		6.9%		N/A
Percent Pre-leased(2)		63.8%		44.8%		94.8%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value-added conversion projects.
(4)	Total investment includes estimated costs of completion.
(5)	Calculated using estimated total investment before impact of cumulative real estate impairment losses.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Land, Value-Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Land Inventory	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated		Estimated
		Build Out Potential		Build Out Potential		Build Out Potential		Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)

Balance as of December 31, 2008	2,157	35,767,179	234	4,736,299	112	4,616,514	2,503	45,119,992
Acquisitions	4	—	—	—	16	456,529	20	456,529
Sales	(5)	(101,068)	—	—	—	—	(5)	(101,068)
Development starts	(16)	(189,337)	(13)	(274,802)	—	—	(29)	(464,139)
Site plan adjustments	(4)	(42,918)	—	—	—	(13,513)	(4)	(56,431)

Balance as of March 31, 2009	2,136	35,433,856	221	4,461,497	128	5,059,530	2,485 (3)	44,954,883

Investment in Land(4)		$509,321		$111,063		$160,308		$780,692

				Cumulative real estate impairment losses				$(153,834)

		Investment in land, net of cumulative real estate impairment losses						$626,858

Value-Added Conversion Inventory(1)(7)

	East Region		West Region		Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	29	2	—	—	29		2
3+ years	7	2	228	13	—	—	235		15

Total	7	2	257	15	—	—	264	(5)	17

Redevelopment Inventory(1)(7)

	East Region		West Region		Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	40,800	1	329,140	1	—	—	369,940		2
3+ years	—	—	998,372	3	—	—	998,372		3

Total	40,800	1	1,327,512	4	—	—	1,368,312	(6)	5

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and investment in land, net of cumulative real estate impairment losses including amounts held in unconsolidated co-investment ventures is 2,261 acres, 40.9 million square feet and $483,366, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 216 acres.
(6)	AMB’s share is 750,674 square feet.
(7)	East, West and Central regions represent AMB’s geographic division of the Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Private Capital Co-investment Ventures Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	Date	Geographic		Functional	Incentive Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I(1)	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end

YTD Additions to Private Capital Co-investment Ventures(1)

Gross Carrying Value of Private Capital Co-investment Ventures(2)

(1)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.

(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Joint Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	AMB's			Gross			AMB's	Estimated		Planned
	Ownership	Square		Book	Property	Other	Net Equity	Investment		Gross
Unconsolidated Joint Ventures	Percentage	Feet(1)		Value(2)	Debt	Debt	Investment(3)	Capacity		Capitalization

Operating Co-Investment Ventures
AMB Institutional Alliance Fund III(4)	19%	36,817,115		$3,330,260	$1,756,550	$40,000	$183,196	$—		$3,330,000
AMB Europe Fund I(4)	21%	9,236,263		1,162,141	671,683	—	60,750	—		1,162,000
AMB Japan Fund I	20%	7,263,090		1,405,788	797,535	8,082	78,526	—		1,406,000
AMB-SGP Mexico	22%	6,331,990		354,557	169,614	58,825	19,426	245,000		600,000

Total Operating Co-investment Ventures	20%	59,648,458		6,252,746	3,395,382	106,907	341,898	245,000		6,498,000

Development Co-investment Ventures:
AMB DFS Fund I	15%	1,248,126		125,466	—	—	18,966	306,000	(5)	431,000
AMB Institutional Alliance Fund III(4)	19%	178,567		10,335	5,968	—	844	n/a		n/a

Total Development Co-investment Ventures	16%	1,426,693		135,801	5,968	—	19,810	306,000		431,000

Total Unconsolidated Co-investment Ventures(6)	20%	61,075,151		6,388,547	3,401,350	106,907	361,708	551,000		6,929,000

Other Industrial Operating Joint Ventures	51%	7,418,749	(7)	278,198	163,250	—	50,596	n/a		n/a

Total Unconsolidated Joint Ventures	21%	68,493,900		$6,666,745	$3,564,600	$106,907	$412,304	$551,000		$6,929,000

Consolidated Joint Ventures

Operating Co-investment Ventures
AMB-SGP	50%	8,288,663		$463,167	$340,581	$—
AMB Institutional Alliance Fund II	20%	8,006,081		535,023	231,396	50,000
AMB-AMS	39%	2,172,137		157,039	82,906	—

Total Operating Co-investment Ventures	35%	18,466,881		1,155,229	654,883	50,000

Development Co-investment Ventures
AMB Institutional Alliance Fund II	20%	98,560		5,950	—	—

Total Development Co-investment Ventures	20%	98,560		5,950	—	—

Total Consolidated Co-investment Ventures	35%	18,565,441		1,161,179	654,883	50,000

Other Industrial Operating Joint Ventures	92%	2,196,134		212,156	21,416	—
Other Industrial Development Joint Ventures	63%	1,107,004		255,851	133,272	—

Total Consolidated Joint Ventures	46%	21,868,579		$1,629,186	$809,571	$50,000

Selected Operating Results
For the Quarter ended March 31, 2009	Cash NOI(8)	Net Loss		FFO(8)		Share of	Cash NOI(8)	Net Loss	FFO(8)

Unconsolidated Joint Ventures	$101,693	$(13,528	)(9)	$31,632	(9)	AMB’s	$22,386	$(34)	$7,524
Consolidated Joint Ventures	$27,086	$(4,443)		$6,249		Partner’s	$15,087	$(1,288)	$3,712

(1)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.

(2)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture and excludes net other assets. Development book values include uncommitted land.

(3)	Through its investment in G. Accion, AMB holds an equity interest in various other unconsolidated ventures for approximately $20.2 million.

(4)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the fund’s current cash and leverage limitations as of the most recent quarter end.

(5)	For AMB DFS Fund I, the investment period ends in June 2009.

(6)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment venture operating results.

(7)	Includes investments in 7.3 million square feet of operating properties through AMB’s investment in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio.

(8)	See reporting definitions and supplemental financial measures disclosures.

(9)	Excludes $3.8 million of interest expense on shareholder loans for AMB-SGP Mexico for the quarter ended March 31, 2009.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Value

Coverage and Debt Ratios

For the Quarter Ended
March 31, 2009

Interest coverage(2)	3.9x
Fixed charge coverage(2)	2.7x
Dividends per share-to-FFO per share	(28.0%)
AMB’s share of total debt-to-total market capitalization(2)	58.7%
AMB’s share of total debt-to-AMB’s share of total assets(2)	43.6%

Capital Structure(1)

(1)	Debt amounts represent AMB’s share of debt and preferred securities.

(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

	AMB Wholly-Owned				Consolidated Joint Venture
	Unsecured						Total	Unconsolidated
	Senior	Credit	Other	Secured	Secured	Other	Consolidated	Joint	Total
	Debt	Facilities(1)	Debt	Debt	Debt	Debt	Debt	Venture Debt	Debt

2009	$—	$—	$12,366	$129,508	$96,379	$—	$238,253	$36,420	$274,673
2010	250,000	265,862	325,941	414,582	120,161	—	1,376,546	197,486	1,574,032
2011	75,000	114,801	1,014	15,022	82,499	—	288,336	666,754	955,090
2012	—	—	1,093	2,670	388,383	50,000	442,146	437,020	879,166
2013	500,000	—	919	18,474	42,303	—	561,696	710,807	1,272,503
2014	—	—	616	405	6,481	—	7,502	739,395	746,897
2015	112,491	—	664	16,271	17,611	—	147,037	274,171	421,208
2016	—	—	—	—	16,231	—	16,231	72,914	89,145
2017	—	—	—	—	1,272	—	1,272	351,441	352,713
2018	125,000	—	—	—	1,455	—	126,455	183,194	309,649
Thereafter	—	—	—	—	36,898	—	36,898	5,844	42,742

Subtotal	$1,062,491	$380,663	$342,613	$596,932	$809,673	$50,000	$3,242,372	$3,675,446	$6,917,818
Unamortized discount	(8,241)	—	—	(1,315)	(102)	—	(9,658)	(3,939)	(13,597)

Subtotal	$1,054,250	$380,663	$342,613	$595,617	$809,571	$50,000	$3,232,714	$3,671,507	$6,904,221
Joint venture partners’ share of debt(2)	—	—	—	—	(461,930)	(40,000)	(501,930)	(2,896,219)	(3,398,149)

AMB’s share of total debt(2)	$1,054,250	$380,663	$342,613	$595,617	$347,641	$10,000	$2,730,784	$775,288	$3,506,072

Weighted average interest rate	6.3%	1.1%	3.6%	3.8%	5.2%	5.8%	4.6%	4.8%	4.7%
Weighted average maturity (years)	4.3	1.5	1.5	1.5	3.1	3.4	2.8	4.8	3.2

Market Equity
Security	Shares		Price	Value

Common Stock	146,219,201	(3)	$14.40	$2,105,556
LP Units	3,435,522		$14.40	49,472

Total	149,654,723			$2,155,028

Total options outstanding				8,317,048
Dilutive effect of stock options(4)				—

Preferred Stock and Units(5)
	Dividend	Liquidation
Security	Rate	Preference

Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios

AMB’s share of total debt-to-total market capitalization(2)(6)	58.7%
AMB’s share of total debt plus preferred-to-AMB’s share of total market capitalization(2)(6)	63.9%
AMB’s share of total debt-to-AMB’s share of total assets(2)	43.6%
AMB’s share of total debt plus preferred-to-AMB’s share of total assets(2)	47.5%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $265.9 million, $87.3 million and $27.5 million in Yen, Canadian dollar and Singapore dollar-based borrowings outstanding at March 31, 2009, respectively, translated to U.S. dollars using the foreign exchange rates in effect on March 31, 2009.

(2)	See reporting definitions and supplemental financial measures disclosures.

(3)	Includes 920,281 shares of unvested restricted stock.

(4)	Computed using the treasury stock method and an average share price of $15.71 for the quarter ended March 31, 2009. All stock options were non-dilutive as of March 31, 2009.

(5)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a five year non-call period.

(6)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Capital Commitments (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Debt Maturing in 2009 through 2012(1)

	After Extension Options(2)
AMB Wholly-owned Debt	2009	2010	2011	2012
Unsecured Senior Debt	$—	$250,000	$75,000	$—
Credit Facilities	—	—	265,862	114,801
Other Debt	11,705	325,000	—	—
AMB Secured Debt	128,822	183,632	244,736	2,340

Subtotal	140,527	758,632	585,598	117,141

Consolidated Joint Ventures
AMB-AMS	13,362	2,616	—	—
AMB Institutional Alliance Fund II	—	26,238	31,631	50,528
AMB-SGP	15,414	—	28,227	296,940
Other Industrial Operating Joint Ventures	57,221	29,987	14,734	—

Subtotal	85,997	58,841	74,592	347,468

Unconsolidated Joint Ventures
AMB Institutional Alliance Fund III	2,584	27,582	302,822	79,010
AMB Japan Fund I	—	105,248	193,085	171,065
AMB-SGP Mexico	—	—	58,825	169,614
Other Industrial Operating Joint Ventures	225	9,059	32,639	—
AMB Europe Fund I	—	—	—	6,066

Subtotal	2,809	141,889	587,371	425,755

Total Consolidated	226,524	817,473	660,190	464,609
Total Unconsolidated	2,809	141,889	587,371	425,755

Total	229,333	959,362	1,247,561	890,364

Total AMB’s Share	$188,929	$813,903	$740,605	$363,830

Development Pipeline Remainder to Fund

AMB's Share of
	Estimated Total	Invested to	Remainder to	Remainder of	AMB's	Remainder of
	Investment(3)(4)	Date(3)(4)	Invest(3)(4)	Cash to Fund(3)(5)	Ownership %	Cash to Fund(3)(5)
	(a)	(b)	(a - b)	(c)	(d)	(c x d)

Development pipeline as of March 31, 2009	$983,581	$824,347	$159,234	$139,340	96.9%	$134,975

(1)	Excludes scheduled principal amortization of debt maturing in years subsequent to 2012 as well as debt premiums and discounts.

(2)	Subject to certain conditions.

(3)	Excluding impact of cumulative real estate impairment losses.

(4)	Amounts include capitalized interest as applicable.

(5)	Amounts remove the estimated capitalized interest component from the remainder to fund.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Income Items

		Actual
		Quarter Ended
		March 31, 2009
Real Estate:
Wholly owned property cash NOI from continuing operations(1)		$74,424
AMB’s share of cash NOI from joint ventures:
Total cash NOI from joint ventures from continuing operations(1)	$128,144
AMB’s share of joint ventures(1)	26.7%

AMB’s share of cash NOI from joint ventures from continuing operations(1)		34,258
Adjustments to AMB’s share of cash NOI:
NOI attributed to in-progress developments	$(2,896)
NOI attributed to projects held for sale or contribution	(5,863)
NOI attributed to contributed developments	(1,030)
NOI required to stabilize property acquired during the quarter	—

Adjustments to AMB’s share of cash NOI(2)		(9,789)

Total AMB’s share of cash NOI related to operating properties(1)(3)		$98,893

Development platform:(3)
Development starts		$29,234

Private capital platform:
Total private capital revenue per common share and unit (diluted)		$0.11

Assets & Liabilities

As of
AMB's share of:(1)	March 31, 2009
Development, land, and contributed assets:(3)
Development pipeline (funded-to-date)(4)	$702,455
Development projects available for sale or contribution(4)	572,601
Operating projects available for sale or contribution(4)	323,568
Land held for future development(4)	483,366
Assets contributed to co-investment ventures(5)	147,835

Total development, land and contributed assets	$2,229,825

Debt and preferred securities:(3)
Total debt	$3,506,072
Preferred securities	312,267

Total debt and preferred securities	$3,818,339

Other balance sheet items:(3)
Cash and cash equivalents and restricted cash	$310,655
Accounts receivable (net) and other assets	344,896
Deferred rents receivable and deferred financing costs (net)	(66,112)
Accounts payable and other liabilities	(404,161)

Total other balance sheet items	$185,278

(1)	See reporting definitions and supplemental financial measures disclosures.

(2)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also include stabilized NOI for acquisitions.

(3)	Includes investments held through unconsolidated joint ventures.

(4)	Assets are net of cumulative real estate impairment losses.

(5)	Represents AMB’s share of assets contributed to co-investment ventures during the three months ended March 31, 2009.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Acquisition Cost includes estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest (including the amount of capitalized interest deducted from the determination of development gains), tax, depreciation and amortization, impairment charges, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net (loss) income for the three months ended March 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2009	2008
Net (loss) income	$(123,024)	$69,735
Depreciation and amortization	42,101	40,969
Impairment charges	165,979	—
Stock-based compensation amortization and other non-cash charges	7,497	6,529
Adjustments to derive adjusted EBITDA from unconsolidated joint ventures:
AMB’s share of net loss (income)	34	(2,928)
AMB’s share of FFO	7,524	8,862
AMB’s share of interest expense	9,664	5,921
Interest expense, including amortization	32,521	29,957
Total discontinued operations, including gains	(6,277)	(23,890)
Adjusted EBITDA attributable to noncontrolling interests	(15,109)	(32,850)
Capitalized interest attributable to development properties sold or contributed	9,974	3,348
Discontinued operations’ adjusted EBITDA	4,468	3,890

Adjusted EBITDA	$135,352	$109,543

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enable both management and investors to assess the operations, earnings and growth of AMB in light of AMB’s ownership interest in its joint ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their joint ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the joint ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate information about financial position. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents, AMB’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and is not a true alternative to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their joint ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the joint ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-AMB’s share of total assets is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s share of total assets is the pro rata portion of total assets based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the assets.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated joint ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the three months ended March 31, 2009, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended March 31, 2009 (dollars in thousands):

For the Quarter Ended
March 31, 2009
NOI	$104,266
Straight-line rents and amortization of lease intangibles	(3,392)
Consolidated joint venture cash NOI	(26,450)

Wholly-owned property cash NOI	74,424
AMB’s share of consolidated joint venture cash NOI	11,872
AMB’s share of unconsolidated joint venture cash NOI	22,386
AMB’s share of transaction adjustments	(9,789)

AMB’s share of cash-basis NOI	$98,893

Co-investment Ventures are Joint Ventures with institutional investors, managed by AMB from which AMB receives acquisition fees for third-party acquisitions, portfolio and asset management distributions or fees, as well as incentive distributions or promoted interests.
Co-investment venture operating results.

For the Quarter Ended March 31, 2009
				Income
	AMB's		Property	(loss) from	Net
	Ownership		Operating	Continuing	Income	Cash
Unconsolidated Co-investment Ventures	Percentage	Revenues	Expenses	Operations	(loss)	NOI	FFO
AMB Institutional Alliance Fund III	19%	$72,135	$(20,641)	$(8,140)	$(8,141)	$48,070	$12,951
AMB Europe Fund I	21%	22,933	(4,747)	(10,237)	(10,237)	17,996	(2,439)
AMB Japan Fund I	20%	25,743	(5,374)	(1,809)	(1,809)	19,926	9,364
AMB-SGP Mexico	22%	9,461	(1,291)	696 (1)	696 (1)	8,507	3,683	(1)
AMB DFS Fund I	15%	50	149	3,303	3,303	199	3,303

Consolidated Co-investment Ventures

AMB-SGP	50%	12,768	(3,750)	961	961	9,043	4,332
AMB Institutional Alliance Fund II	20%	14,706	(3,768)	2,815	3,094	10,941	6,670
AMB-AMS	39%	4,162	(1,021)	726	726	3,113	1,843

(1)	Excludes $3.8 million of interest expense on loans from co-investment venture partners.
Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business. Estimated FFO by Business is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses, also defined as overhead. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less joint venture partner’s share of interest expense, including amortization of finance costs and debt premiums, from continuing and discontinued operations, AMB’s share of interest expense from unconsolidated joint venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

The following table details the calculation of fixed charges for the three months ended March 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended
	March 31,
Fixed charge	2009	2008
Interest expense, including amortization — continuing operations	$32,521	$29,957
Amortization of financing costs and debt premiums — continuing operations	(3,174)	(1,974)
Interest expense, including amortization — discontinued operations	(95)	981
Amortization of financing costs and debt premiums — discontinued operations	(3)	(3)
Joint venture partner’s share of interest expense	(7,128)	(14,297)
AMB’s share of interest expense from unconsolidated joint ventures	9,664	5,921
Capitalized interest	12,094	17,759
Preferred unit distributions	1,432	1,432
Preferred stock dividends	3,952	3,952

Total fixed charge	$49,263	$43,728

Funds From Operations (“FFO”), Funds From Operations Per Share and Unit (“FFOPS”) and FFO, excluding impairment charges (together with FFO and FFOPS, the “FFO Measures”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, FFO per share and unit, or FFOPS, and FFO, excluding impairment charges, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures.
AMB includes the gains from development, including those from value-added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
In addition to presenting FFO as described above, AMB presents FFO, excluding impairment charges. AMB calculates FFO, excluding impairment charges, as FFO less impairment charges and adjustments to derive AMB’s share of impairment charges from consolidated and unconsolidated joint ventures. To the extent that the book value of a land parcel or development asset exceeded the fair market value of a property, based on its intended holding period, a non-cash impairment charge was recognized for the shortfall. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. Although difficult to predict, these charges may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate markets. While not infrequent or unusual in nature, these charges are subject to market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these charges reflect market conditions in the short-term but can obscure the value of AMB’s long-term investment decisions and strategies. Management believes FFO, excluding impairment charges, is significant and useful to both it and its investors because it more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment. However, in addition to the limitations of FFO Measures generally discussed below, FFO, excluding impairment charges, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of
FFO and should not be considered a replacement of FFO as AMB defines it or used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures and a reconciliation of the FFO Measures to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income available to common stockholders.
The following table reconciles projected FFO from projected net income available to common stockholders for the year ended December 31, 2009:

	2009
	Low	High
Projected net loss available to common stockholders	$(0.66)	$(0.58)
AMB’s share of projected depreciation and amortization	1.17	1.17
AMB’s share of projected gains on disposition of operating properties recognized to date	(0.14)	(0.14)
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations (FFO)	$0.34	$0.42

AMB’s share of non-cash impairment charges	1.30	1.30
AMB’s share of development gains recognized to date	(0.23)	(0.23)

Projected FFO, excluding AMB’s share of non-cash impairment charges and development gains(1)	$1.41	$1.49

Amounts are expressed per share, except FFO and FFO, excluding AMB’s share of non-cash impairment charges and development gains, which is expressed per share and unit.
(1) As Development gains are difficult to predict in the current economic environment, management believes Projected FFO, excluding AMB’s share of non-cash impairment charges and development gains is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Impairment charges represent the write down of assets due to estimated fair value being lower than carry value.
Interest coverage. Interest coverage is defined as adjusted EBITDA divided by AMB’s share of interest expense which consists of consolidated interest expense less joint venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated joint venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three months ended March 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended
	March 31,
Interest	2009	2008
Interest expense, including amortization — continuing operations	$32,521	$29,957
Interest expense, including amortization — discontinued operations	(95)	981
Joint venture partner’s share of interest expense	(7,128)	(14,297)
AMB’s share of interest expense from unconsolidated co-investment ventures	9,664	5,921

Total interest	$34,962	$22,562

Joint Ventures are all joint ventures, including Co-Investment Ventures, with real estate developers, other real estate operators, or institutional investors where AMB may or may not: have control, act as the manager and/or developer, earn asset management distributions or fees, or earn incentive distributions or promoted interests. In certain cases, AMB might provide development, leasing, property management and/or accounting services for which it may receive market compensation.
Joint venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s joint venture partners’ percentage of equity interest in each of the consolidated or unconsolidated joint ventures accounted for in the applicable financial measure.
Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. AMB considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. See same store net operating income for reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate cash flow information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income and Cash-basis SS NOI (“SS NOI”). AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. In deriving SS NOI, AMB defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. AMB defines Cash-basis SS NOI to also exclude straight line rents and amortization of lease intangibles. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

The following table reconciles consolidated cash-basis SS NOI and NOI from net income for the three months ended March 31, 2009 and 2008 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2009	2008
Net (loss) income	$(123,024)	$69,735
Private capital income	(11,695)	(9,923)
Depreciation and amortization	42,101	40,969
Impairment losses	165,979	—
General and administrative and fund costs	31,510	35,348
Total other income and expenses	5,672	(15,265)
Total discontinued operations	(6,277)	(3,923)

NOI	104,266	116,941
Less non same-store NOI	(14,360)	(25,299)
Less non cash adjustments(1)	20	(1,146)

Cash-basis same-store NOI	$89,926	$90,496

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2007.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cap rates are calculated as cash NOI stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, buyer’s due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures and leasing costs necessary to achieve stabilization.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value-added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Tracy A. Ward	Vice President, IR & Corporate Communications	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Primary Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Boston	Chicago	Los Angeles
Pier 1, Bay 1	Fax: (415) 394-9001	México City	Shanghai	Singapore	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com
Tel: (415) 394-9000	Website: www.amb.com
Fax: (415) 394-9001

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	28

2009 First Quarter Earnings
Conference Call 4/28/2009
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During the first quarter of 2009, AMB leased approximately 5.6 million square feet (519,000 square meters) in its global operating portfolio. The company also leased more than 1.0 million square feet (94,500 square meters) of its development pipeline, surpassing development leasing results achieved in the first quarters of 2007 and 2008. Highlights from the first quarter include leasing in:

1. Chicago - AMB Compass Distribution
2. Chicago - Chancellory Business Park
3. Madrid - AMB Barajas Logistics Park
4. Los Angeles - Ford Distribution Center
5. Toronto - AMB Millcreek Distribution Center
6. Rotterdam - AMB Bleiswijk Distribution Center
7. Amsterdam - AMB Fokker Logistics Center
8. Los Angeles - Harris Business Center
9. Paris - AMB Paris Nord 2 Distribution Center

Forward-Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2009 First Quarter Earnings Conference Call

     Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to cash sources to cover future capital requirements, the consummation of asset sales marketed, under contract or LOI, our plans to retire, extend and refinance debt and maintain fixed charge coverage at certain levels, estimated cash savings from our current dividend policy, estimated net G&A reductions, our opportunities and plans (including those regarding our global positioning and future capital deployment, our projected funds from operations, compound annual growth rate of our business divisions, future assets under management, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market, GDP and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, and expertise and key airport opportunities), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value-added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, our share of remaining funding, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value-added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, strength of lender and customer relationships, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, capitalization rates, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of additional funds, future balance sheet capacity, ability to maintain credit extensions, our position to address debt maturities, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent or failure to lease at all or on expected terms, decreases in real estate values and impairment losses, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain, renew or extend necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, our failure to contribute properties to our co-investment ventures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings or comply with our debt covenants, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions, global trade or in the real estate sector, inflation risks, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008.